EXHIBIT 5.1

2 South Pointe, Ste. 275, Lake Forest, CA 92630

www.lhlawpc.com

P: 949.540.6540 | F: 949.540.6578

September 15, 2022

Know Labs, Inc.

500 Union Street, Suite 810

Seattle, WA 98101

RE:	Know Labs, Inc. - Registration Statement on Form S-1 File Number 333-266423 and Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”) on July 29, 2022 (File No.333-266423) (the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Act (the “Post-Effective Amendment” and together with the Initial Registration Statement, the “Registration Statement”). The Post-Effective Amendment relates to 690,000 shares of Common Stock of the Company (the “Additional Shares”), registration of warrants to purchase shares of Common Stock of the Company, being issued to Boustead Securities, LLC (the “Representative”) and/or its designees (the “Additional Representative’s Warrants”), and up to 48,300 shares of Common Stock underlying the Additional Representative’s Warrants (the “Additional Representative’s Warrant Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Additional Representative’s Warrants, Additional Shares, and the Additional Representative’s Warrant Shares.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below, including but not limited to examination of the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

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Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement:

(i)	The Additional Shares are validly issued, fully paid and non-assessable;

(ii)	The Additional Representative’s Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(iii)

The Additional Representative’s Warrant Shares, when issued upon exercise of the Additional Representative’s Warrants in the manner and on the terms described in the Registration Statement and the Additional Representatives’ Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

With regard to our opinion concerning the Additional Representative’s Warrants constituting valid and binding obligations of the Company:

(I)

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)

Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

We express no opinion as to any provision of the Additional Representative’s Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Common Warrants and the Additional Representative’s Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Additional Representative’s Warrants.

The opinions expressed herein are limited to the laws of the State of Nevada, including the Constitution of the State of Nevada, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the State of California and our opinions herein assume the laws of the State of Nevada as applied here are the same as in those jurisdictions. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption, “Legal Matters,” in the prospectus constituting part of the Registration Statement, and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Lockett + Horwitz, A Prof. Law Corp.
Lockett + Horwitz, A Prof. Law Corp.

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